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                                EXHIBIT 10(f)
            AMENDMENT TO EXECUTIVE RETIREMENT SUPPLEMENT AGREEMENT
                       (EXECUTIVE:                    )


                 THIS AMENDMENT, made and entered into effective as of June 22, 1994 by ENERGEN CORPORATION, an Alabama corporation (the "Company");

                 WHEREAS, the Company and the above-referenced Executive are parties to that certain Executive Retirement Supplement Agreement dated ________________________ (the "Agreement"); and

                 WHEREAS, pursuant to Article III of the Agreement, the Company desires to amend the Agreement as set forth below;

                 NOW, THEREFORE, Section 1.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

                 Compensation: The sum of A plus B. For purposes of this definition, A shall equal the average aggregate monthly basic pay from all Employers for the 36 consecutive calendar months during which the Executive had the highest average monthly basic pay out of the 60 calendar months immediately preceding the Severance Date. For purposes of this definition, B shall equal C divided by 12, where C equals the average of the Executive's three highest annual cash incentive awards under the Energen Annual Incentive Compensation Plan (or successor annual cash incentive plan) for the five Company fiscal years immediately preceding the earlier of (i) the fiscal year during which the Severance Date occurs or (ii) the fiscal year during which the Executive's 61st birthday occurs.

                 IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, all as of the day and year first above written.

                                        ENERGEN CORPORATION


                                        By    __________________________
                                              Its Chairman and CEO

Acknowledged and Agreed


__________________________
Executive